Exhibit 99.1

ALX Oncology Announces Appointment of Sophia Randolph, M.D., Ph.D., to Board of Directors

BURLINGAME, Calif., March 15, 2021 (GLOBE NEWSWIRE) -- ALX Oncology Holdings Inc., (“ALX Oncology”) (Nasdaq: ALXO), a clinical-stage immuno-oncology company developing therapies that block the CD47 checkpoint pathway, today announced the appointment of Sophia Randolph, M.D., Ph.D., to its Board of Directors. Dr. Randolph brings over fifteen years of biopharmaceutical industry experience and serves as Chief Medical Officer of ALX Oncology and will continue in this role.

“Dr. Randolph brings significant pharmaceutical research and development expertise to ALX Oncology and has been a crucial member of our management team over the last five years,” said Corey Goodman, Ph.D., Executive Chairman of ALX Oncology. “This appointment represents another strong addition to our Board of Directors and complements the expertise of the current board members, as well as adding a valuable new perspective, and positions us well for continued clinical development and growth.”

“It is a privilege to be joining ALX Oncology’s Board of Directors and contribute to corporate strategy as ALX prepares to initiate numerous clinical trials this year,” said Sophia Randolph, M.D., Ph.D., Chief Medical Officer of ALX Oncology. “I look forward to working closely with the Board and continuing my role as Chief Medical Officer through what I believe will be a momentous time for the Company, while making a positive impact on people living with cancer.”

Dr. Randolph has served as the Chief Medical Officer of ALX Oncology since June 2016. Prior to joining us, she was with Pfizer Oncology Early and Late Development Groups, where she served most recently as Executive Director, Oncology and was the global clinical franchise lead for Ibrance® (palbociclib) at Pfizer, where she oversaw the program from first-in-human trials to regulatory approval. Previously, Dr. Randolph was Director, Clinical Sciences, Oncology at Merck & Co., Inc. She holds an A.B. in Biochemistry from Harvard University and an M.D. and a Ph.D. in Cellular and Molecular Biology from the University of Michigan. Dr. Randolph completed her oncology fellowship training at Seattle Cancer Care Alliance/Fred Hutchinson Cancer Research Center.

About ALX Oncology

ALX Oncology is a publicly traded, clinical-stage immuno-oncology company focused on helping patients fight cancer by developing therapies that block the CD47 checkpoint pathway and bridge the innate and adaptive immune system. ALX Oncology’s lead product candidate, ALX148, is a next generation CD47 blocking therapeutic that combines a high-affinity CD47 binding domain with an inactivated, proprietary Fc domain. ALX148 has demonstrated promising clinical responses across a range of hematologic and solid malignancies in combination with a number of leading anti-cancer agents. ALX Oncology intends to continue clinical development of ALX148 for the treatment of a range of solid tumor indications as well as MDS and AML. For more information, please visit ALX Oncology’s website at www.alxoncology.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on ALX Oncology’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause ALX Oncology’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding ALX Oncology’s clinical pipeline and the expectations regarding the beneficial characteristics, safety, efficacy and therapeutic effects of ALX148 in addition to key milestones such as anticipated clinical trial data readouts and cash and other financial expectations. These and other risks are described more fully in ALX Oncology’s filings with the Securities and Exchange Commission (“SEC”), including ALX Oncology’s Quarterly Report on Form 10-Q, filed with the SEC on November 12, 2020, and other documents ALX Oncology subsequently files with the SEC from time to time. Except to the extent required by law, ALX Oncology undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Peter Garcia

Chief Financial Officer, ALX Oncology

(650) 466-7125 Ext. 113

peter@alxoncology.com

Argot Partners

(212)-600-1902

alxoncology@argotpartners.com

Media Contact:

Karen Sharma

MacDougall

(781) 235-3060

alx@macbiocom.com